As filed with the Securities and Exchange Commission on March 26, 2010

Registration No. 333-163041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 8 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dehaier Medical Systems Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	3841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dehaier Medical Systems Limited 1223 Epoch Center No. 31 Zi Zhu Yuan Road Haidian District Beijing 100089 People’s Republic of China (8610) 5166-0080	CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Three James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700 – telephone

(804) 771-5777 – facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Explanatory Note: This Pre-effective Amendment No. 8 to the Registration Statement is being filed for the sole purpose of filing executed copies of Exhibits 5.1, 5.2, 8.1, 8.2, 8.3, 10.5, 23.2, 23.3 and 99.2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Document

1.1	Form of Placement Agreement(1)

3(i).1	Third Amended and Restated Articles of Association of the Registrant(1)

3(ii).1	Third Amended and Restated Memorandum of Association of the Registrant(1)

4.1	Specimen Share Certificate(1)

4.2	Form of Placement Agent’s Warrant (included in Ex. 10.1)(1)

5.1	Opinion of Kaufman & Canoles, P.C., Virginia counsel(2)

5.2	Opinion of Kaufman & Canoles, P.C., British Virgin Islands counsel(2)

8.1	Opinion of Kaufman & Canoles, P.C., Virginia counsel, as to certain tax matters(2)

8.2	Opinion of Kaufman & Canoles, P.C., British Virgin Islands counsel, as to certain tax matters(2)

8.3	Opinion of Beijing Kang Da Law Firm, Chinese counsel, as to certain tax matters(2)

10.1	Form of Placement Agent’s Warrant Agreement(1)

10.2	Translation of Form of Registrant’s Executive Officer Employment Agreement(1)

10.3	Form of Lock-Up Agreement(1)

10.4	Form of Share Option Plan(1)

10.5	Make Good Escrow Agreement dated March 19, 2010(2)

10.6	Translation of lease agreement for Product Center dated September 23, 2008(1)

10.7	Translation of lease agreement for Principal Executive Office dated December 21, 2009, effective January 1, 2010(1)

10.8	Distribution agreement with IMD(1)

10.9	Distribution agreement with Timesco(1)

10.10	Translation of distribution agreement with JMS(1)

10.11	Distribution agreement with ResMed(1)

10.12	Translation of form of independent distributor agreement(1)

10.13	Translation of letter of credit agreement with ICBC(1)

10.14	Form of Initial Public Offering Escrow Agreement between Dehaier, Placement Agent and SunTrust Bank(1)

10.15	Translation of Executive Officer Employment Agreement for Ping Chen(1)

10.16	Translation of Executive Officer Employment Agreement for Weibing Yang(1)

10.17	Translation of Executive Officer Employment Agreement for Zheng Liu(1)

10.18	Translation of Executive Officer Employment Agreement for Yong Wang(1)

10.19	Translation of Form of Purchase Agreement with Poverty Aid Office(1)

10.20	Translation of Production Agreement with Friend of Health (Chuzhou) Medical Technology Co., Ltd.(1)

10.21	Translation of Guarantee Contract between Ping Chen and ICBC(1)

10.22	Mortgage Contract between ICBC and BTL(1)

10.23	Indemnification and Guarantee Contract between Ping Chen and BTL(1)

10.24	Description of oral loan contract between BTL and BDL(1)

10.25	Translation of approval dated November 17, 2009 to change ICBC loan repayment schedule(1)

10.26	Loss Absorption Agreement between BDL, BTL and shareholders of BTL(1)

10.27	Translation of approval dated March 18, 2010 to change ICBC loan repayment schedule(1)

21.1	Subsidiaries of the Registrant(1)

23.1	Consent of Friedman LLP(1)

23.2	Consent of Kaufman & Canoles (included in Exhibit 5.1)(2)

23.3	Consent of Kaufman & Canoles (included in Exhibit 5.2)(2)

24.1	Power of Attorney (included on page II-5 of the Registration Statement)(1)

99.1	Code of Business Conduct and Ethics(1)

99.2	Opinion of Beijing Kang Da Law Firm(2)

(1)	Previously filed.
(2)	Filed herewith.

(b) Financial Statement Schedules

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on March 26, 2010.

Dehaier Medical Systems Limited,

By:	/s/ PING CHEN
Name:	Ping Chen
Title:	Chief Executive Officer (Principal Executive Officer)

Date: March 26, 2010

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PING CHEN Ping Chen	Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2010

/s/ ZHENG (RITA) LIU Zheng (Rita) Liu	Chief Financial Officer (Principal Accounting and Financial Officer) and Director	March 26, 2010

* Yunxiang (Phil) Fan	Director (Authorized Representative in the United States)	March 26, 2010

Jimin (Peter) Zhuo	Director

Bin Qiu	Director

* By:	/s/ PING CHEN
Ping Chen
Attorney-in-Fact

March 26, 2010

EXHIBIT INDEX

Exhibit Number	Document

1.1	Form of Placement Agreement(1)

3(i).1	Third Amended and Restated Articles of Association of the Registrant(1)

3(ii).1	Third Amended and Restated Memorandum of Association of the Registrant(1)

4.1	Specimen Share Certificate(1)

4.2	Form of Placement Agent’s Warrant (included in Ex. 10.1)(1)

5.1	Opinion of Kaufman & Canoles, P.C., Virginia counsel(2)

5.2	Opinion of Kaufman & Canoles, P.C., British Virgin Islands counsel(2)

8.1	Opinion of Kaufman & Canoles, P.C., Virginia counsel, as to certain tax matters(2)

8.2	Opinion of Kaufman & Canoles, P.C., British Virgin Islands counsel, as to certain tax matters(2)

8.3	Opinion of Beijing Kang Da Law Firm, Chinese counsel, as to certain tax matters(2)

10.1	Form of Placement Agent’s Warrant Agreement(1)

10.2	Translation of Form of Registrant’s Executive Officer Employment Agreement(1)

10.3	Form of Lock-Up Agreement(1)

10.4	Form of Share Option Plan(1)

10.5	Make Good Escrow Agreement dated March 19, 2010(2)

10.6	Translation of lease agreement for Product Center dated September 23, 2008(1)

10.7	Translation of lease agreement for Principal Executive Office dated December 21, 2009, effective January 1, 2010(1)

10.8	Distribution agreement with IMD(1)

10.9	Distribution agreement with Timesco(1)

10.10	Translation of distribution agreement with JMS(1)

10.11	Distribution agreement with ResMed(1)

10.12	Translation of form of independent distributor agreement(1)

10.13	Translation of letter of credit agreement with ICBC(1)

10.14	Form of Initial Public Offering Escrow Agreement between Dehaier, Placement Agent and SunTrust Bank(1)

10.15	Translation of Executive Officer Employment Agreement for Ping Chen(1)

10.16	Translation of Executive Officer Employment Agreement for Weibing Yang(1)

10.17	Translation of Executive Officer Employment Agreement for Zheng Liu(1)

10.18	Translation of Executive Officer Employment Agreement for Yong Wang(1)

10.19	Translation of Form of Purchase Agreement with Poverty Aid Office(1)

10.20	Translation of Production Agreement with Friend of Health (Chuzhou) Medical Technology Co., Ltd.(1)

10.21	Translation of Guarantee Contract between Ping Chen and ICBC(1)

10.22	Mortgage Contract between ICBC and BTL(1)

10.23	Indemnification and Guarantee Contract between Ping Chen and BTL(1)

10.24	Description of oral loan contract between BTL and BDL(1)

10.25	Translation of approval dated November 17, 2009 to change ICBC loan repayment schedule(1)

10.26	Loss Absorption Agreement between BDL, BTL and shareholders of BTL(1)

10.27	Translation of approval dated March 18, 2010 to change ICBC loan repayment schedule(1)

21.1	Subsidiaries of the Registrant(1)

23.1	Consent of Friedman LLP(1)

23.2	Consent of Kaufman & Canoles (included in Exhibit 5.1)(2)

23.3	Consent of Kaufman & Canoles (included in Exhibit 5.2)(2)

24.1	Power of Attorney (included on page II-5 of the Registration Statement)(1)

99.1	Code of Business Conduct and Ethics(1)

99.2	Opinion of Beijing Kang Da Law Firm(2)

(1)	Previously filed.
(2)	Filed herewith.